UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934
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FORIAN INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FORIAN INC.
41 University Drive, Suite 400
Newtown, PA 18940
April 28, 2022
To our Stockholders:
We are pleased to invite you to attend Forian Inc.’s 2022 Annual Meeting of Stockholders, which will be held at 12:00 p.m., Eastern Time, on Wednesday, June 15, 2022. Our Annual Meeting will be held entirely online. We believe that hosting our Annual Meeting virtually will enable greater stockholder attendance and participation and improves our ability to communicate more effectively with our stockholders. The Annual Meeting can be accessed via the Internet at: www.virtualshareholdermeeting.com/FORA2022.
Details regarding the business to be conducted at our Annual Meeting are more fully described in the accompanying Notice of 2022 Annual Meeting of Stockholders and 2022 Annual Meeting Proxy Statement. Other than the proposals described in the Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. We are also pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.
Your vote is important. Whether or not you plan to attend virtually the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of 2022 Annual Meeting of Stockholders and 2022 Annual Meeting Proxy Statement.
Thank you for your ongoing support of Forian.
Sincerely,

Max Wygod Executive Chairman

FORIAN INC.
41 University Drive, Suite 400
Newtown, PA 18940
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, June 15, 2022
12:00 p.m. Eastern Time
To our Stockholders:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Forian Inc. will be held virtually at www.virtualshareholdermeeting.com/FORA2022 on Wednesday, June 15, 2022, at 12:00 p.m. Eastern Time, to consider and vote on the following matters described more fully in the accompanying Proxy Statement:
1.	The election of the three director nominees that are set forth in the attached Proxy Statement to serve as Class I directors, whose term will expire in 2025;
2.	The amendment of our 2020 Equity Incentive Plan to increase the number of shares authorized for issuance by 2,400,000 shares;
3.	The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.	Such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
Our Board of Directors unanimously recommends that you vote “FOR” the election of all three of the Class I director nominees (Proposal 1), “FOR” the proposal to amend our 2020 Equity Incentive Plan (Proposal 2), and “FOR” the proposal to ratify Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3).
Our Board of Directors has fixed April 22, 2022, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.
For specific instruction on how to vote your shares, see “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING” in the accompanying Proxy Statement.
In accordance with Securities and Exchange Commission (“SEC”) rules, we are furnishing these proxy materials and our 2021 Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022, via the Internet. On or about April 28, 2022, we mailed to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and how to vote via the Internet, by mail or telephone.

Any action on the items of business described above may be considered at the Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
By Order of the Board of Directors,

Max Wygod Executive Chairman
Newtown, Pennsylvania
April 28, 2022
WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT OR BY ANOTHER NOMINEE RECORD HOLDER, PLEASE BE SURE TO MARK YOUR VOTING CHOICES ON THE PROXY CARD THAT ACCOMPANIES THIS PROXY STATEMENT. IF YOU FAIL TO SPECIFY YOUR VOTING INSTRUCTIONS FOR THE ELECTION OF DIRECTORS OR THE AMENDMENT TO OUR 2020 EQUITY INCENTIVE PLAN, YOUR SHARES WILL NOT BE VOTED IN EITHER PROPOSAL DUE TO RULES APPLICABLE TO BROKER VOTING, OR WE MAY INCUR ADDITIONAL COSTS TO SOLICIT VOTES.
AN IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2022: OUR NOTICE, PROXY STATEMENT, FORM OF PROXY CARD AND 2021 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS AT: WWW.PROXYVOTE.COM.

FORIAN INC.
41 University Drive, Suite 400
Newtown, PA 18940
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, June 15, 2022, at 12:00 pm Eastern Time
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 15, 2022, AT 12:00 P.M. EASTERN TIME: Copies of this Proxy Statement and the accompanying form of proxy card, our Notice and 2021 Annual Report on Form 10-K (the “Annual Report”) are available at www.proxyvote.com by using your 16-digit control number that was included in the Notice of Internet Availability of Proxy Materials you received in the mail. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge for requesting a copy.
This Proxy Statement and the accompanying proxy card, the foregoing Notice of Internet Availability of Proxy Materials and the Annual Report are intended to be sent or given to stockholders of Forian Inc. (the “Company,” “Forian,” “we,” “us” or “our”) on or about April 28, 2022, in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, June 15, 2022, at 12:00 p.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/FORA2022 and at any adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Q:	Why am I receiving these materials?
A:
You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent the Notice of Internet Availability of Proxy Materials to all of our stockholders as of the close of business on April 22, 2022 (the “Record Date”). The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice of Internet Availability of Proxy Materials, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Q:	What is included in these materials?
A:	These materials include:
•	this Proxy Statement for the Annual Meeting;
•	a proxy card for the Annual Meeting; and
•	the Annual Report.
Q:	Who is entitled to vote?
A:
Only stockholders of record as of the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting. During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please contact our Secretary at 267-376-0525 or legal@forian.com to arrange a visit to our offices. The list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/FORA2022, which may be accessed using your 16-digit control number that was included in the Notice of Internet Availability of Proxy Materials you received in the mail.

Q:	How many shares of common stock can vote?
A:
There were 32,626,714 shares of common stock outstanding as of the Record Date. Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by such stockholder that has voting power upon each matter considered at the Annual Meeting. Our stockholders do not have the right to cumulate their votes in elections of directors.

Q:	What may I vote on?
A:	You may vote on the following matters:
1.	the election of the three director nominees to serve as Class I directors, whose term will expire in 2025;
2.	the amendment of our 2020 Equity Incentive Plan to increase the number of shares authorized for issuance by 2,400,000 shares;
3.	the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
4.	such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.
Q:	Will any other business be presented for action by stockholders at the Annual Meeting?
A:
Management knows of no business that will be presented at the Annual Meeting other than Proposals 1, 2 and 3. If any other matter properly comes before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q:	How does the Board recommend that I vote on each of the proposals?
A:
The Board recommends a vote “FOR” each of the director nominees, “FOR” the amendment of our 2020 Equity Incentive Plan and “FOR” the ratification of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Q:	How do I vote my shares?
A:
The answer depends on whether you own your shares of common stock of the Company directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of the Company directly (i.e., you are a “registered stockholder”): your proxy is being solicited directly by us, and you can vote by Internet, by telephone, by mail or you can vote at our Annual Meeting. You are encouraged to vote prior to the Annual Meeting to ensure that your shares will be represented.
○
If you wish to vote by Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 14, 2022 to be counted. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

○
If you wish to vote by telephone, dial toll-free 800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 14, 2022 to be counted.

○
If you wish to vote by mail, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

○
If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” each of the three director nominees, “FOR” the amendment of our 2020 Equity Incentive Plan, “FOR” the ratification of Marcum LLP as our independent registered public accounting firm, and, in their discretion, on any other matter that properly comes before the Annual Meeting. Unsigned proxy cards will not be counted.

○
If you wish to vote at the Annual Meeting, attend the live webcast at www.virtualshareholdermeeting.com/FORA2022 and use your 16-digit control number included in the Notice, the proxy card, or in the instructions that accompany your proxy materials.

If you hold your shares of the Company through a broker, bank or other nominee: If you are a beneficial owner of shares registered in the name of your broker, bank or other organization, you should have received a Notice containing voting instructions from that organization rather than from Forian. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote electronically during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other organization included with these proxy materials, or contact that organization to request a proxy form.
Q:	What do I need to do to attend the Annual Meeting virtually?
A:
In order to attend our Annual Meeting live via the Internet, you must register at www.virtualshareholdermeeting.com/FORA2022 and use your 16-digit control number included in the Notice. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a 16-digit control number included in the Notice in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/FORA2022.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting at www.virtualshareholdermeeting.com/FORA2022 by logging in using the password you received via e-mail in your registration confirmation. You are entitled to attend our Annual Meeting only if you were a stockholder as of the Record Date.
Q:	Will I have the same participation rights in this virtual-only stockholder meeting as I would have at an in-person stockholder meeting?
A:
Yes. If you register to attend, and attend, the Annual Meeting pursuant to the instructions above, you will be able to vote online during the Annual Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers.

Q:	What is a proxy?
A:
A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies our Executive Chairman, Max Wygod, and our Chief Executive Officer, Daniel Barton. They may act together or individually on your behalf and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?
A:
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other organization how to vote your shares (or do not provide instructions by the deadline prescribed by it), your broker, bank or other organization may still be able to vote your shares in its discretion. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq Stock Market (“Nasdaq”), “non-routine” matters may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. Proposal 1 is considered to be non-routine, Proposal 2 is considered to be non-routine, and Proposal 3 is considered to be routine.

We encourage you to provide voting instructions to the organization that holds your shares.
Q:	What if I want to change my vote or revoke my proxy?
A:
A registered stockholder may change their vote or revoke their proxy at any time before the Annual Meeting by (i) going www.virtualshareholdermeeting.com/FORA2022 and log in using and use your 16-digit control number included in the Notice of Internet Availability of Proxy Materials, (ii) attending and voting at the Annual Meeting, or (iii) submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail or at the Annual Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?
A:
The holders of one-third of the 32,626,714 shares of our common stock outstanding as of the Record Date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting until a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q:	What vote is required to approve each proposal?
A:	The vote requires for each Proposal is described below:
○
Election of Class I directors: A plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that the three director nominees with the most votes for a particular director seat are elected to that seat. You may choose to vote or withhold your vote for such nominees. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of a director will not be voted with respect to the director indicated and will have no impact on the election of directors, although it will be counted for the purposes of determining whether there is a quorum.

○
Amendment of our 2020 Equity Incentive Plan: A majority of the shares of stock that are present or represented by proxy and entitled to vote at the Annual Meeting must be voted in favor of the proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present or represented by proxy and entitled to vote. Accordingly, if you choose to “ABSTAIN” with respect to this proposal, your abstention has the same effect as a vote “AGAINST.”

○
Ratification of our independent registered public accounting firm: A majority of the shares of stock that are present or represented by proxy and entitled to vote at the Annual Meeting must be voted in favor of the proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present or represented by proxy and entitled to vote. Accordingly, if you choose to “ABSTAIN” with respect to this proposal, your abstention has the same effect as a vote “AGAINST.”

Q:	What if additional proposals are presented at the Annual Meeting?
A:
We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:	Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?
A:
Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our directors will receive compensation for such service as described later in this Proxy Statement under the headings “EXECUTIVE COMPENSATION” and “DIRECTOR COMPENSATION.”

Q:	How many shares do the directors and officers of the Company beneficially own, and how do they plan to vote their shares?
A:
Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 31% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the three Class I director nominees set forth in this Proxy Statement, in favor of the amendment of our 2020 Equity Incentive Plan and in favor of the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Q:	Who will count the votes?
A:	Broadridge will count the votes cast by proxy. A representative of Broadridge will count the votes cast at the Annual Meeting and will serve as the inspector of election.
Q:	Who can attend the Annual Meeting?
A:	All stockholders as of the Record Date are invited to virtually attend the Annual Meeting.
Q:	Who pays the costs of this proxy solicitation?
A:
The Company will pay all the costs of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies by telephone, or by other means of communication, and they will not be paid any additional compensation for solicitation. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	Where can you find the voting results?
A:
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?
A:
Marcum LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021 and audited our financial statements for such fiscal year. Marcum LLP has been selected by our Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2022. We expect that one or more representatives of Marcum LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Q:	Why are you being asked to ratify the selection of Marcum LLP?
A:
Although stockholder approval of our Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its appointment of Marcum LLP but will not be required to take any action.

BOARD OF DIRECTORS
Our Board currently consists of eleven members who, in accordance with our certificate of incorporation and bylaws, are divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Biographical information regarding the business experience of each of our directors and the primary aspects of each of our directors’ experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board is set forth below:
Nominees for Class I Directors for a Term Expiring at the 2025 Annual Meeting
Name	Director Since	Age	Independent	Position	Board Committees
					Audit	Compensation	Nominating
Stanley S. Trotman, Jr.	2021	78	✔	Director	✔	✔
Kristiina Vuori, M.D., Ph.D.	2021	54	✔	Director		✔
Martin Wygod	2021	82		Director
Stanley S. Trotman, Jr. has served as a Class I director since the closing of the business combination in March 2021. Since 2004, Mr. Trotman has been the president of Jupiter Private Equity LLC. Mr. Trotman retired in 2001 from UBS Financial Services, Inc. after its 2000 acquisition of PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995. Mr. Trotman was a director of WebMD from 2005 until its sale to KKR in 2017. From 2000 until his resignation in 2019, Mr. Trotman was a director of American Shared Hospital Services, a public company that provides radio surgery services to medical centers for use in brain surgery.
Mr. Trotman’s qualifications for membership on our Board include his experience as a director of other public companies, including WebMD, and private companies in various aspects of the healthcare industry and his experience as an investment banker specializing in healthcare companies.
Kristiina Vuori, M.D., Ph.D. has served as a Class I director since the closing of the business combination in March 2021. Dr. Vuori is a physician-scientist with background in biomedical research and drug discovery, and as an educator of research scientists. She has experience in managing a large non-profit research organization, and has held various leadership roles in non-profit, for-profit and public boards. Since January 2010, Dr. Vuori has served as President and member of the Board of Directors of Sanford Burnham Prebys Medical Discovery Institute (SBP), one of the largest non-profit biomedical research centers in the U.S. with a focus on cancer, neurodegeneration, inflammatory and infectious diseases, heart disease and rare children’s disorders. Since January 1995, Dr. Vuori has also served as a Professor at SBP’s National Cancer Institute-designated Cancer Center. Previously, she served as SBP’s EVP for Scientific Affairs in 2008-2010, as Director of the Cancer Center in 2005-2013, and as Deputy Director of the Cancer Center in 2003-2005. Dr. Vuori currently serves or has served on the Board of Directors for American Association for Cancer Research, California Institute for Regenerative Medicine, California Breast Cancer Research Program, Sanford Consortium for Regenerative Medicine, UCSD Sanford Stem Cell Clinical Center, Bionano Genomics, Inc, Inhibrx, Inc. and Sio Gene Therapies, Inc. She was director of WebMD, Inc. from 2104 until it was sold to KKR in 2017. Dr. Vuori holds M.D. and Ph.D. degrees from University of Oulu, Finland.
Dr. Vuori’s qualifications for membership on our Board include her many years of experience as a physician-scientist and an executive of a prestigious medical institution, her involvement with early-stage biotechnology and medical companies and her prior service as a director of public companies.
Martin J. Wygod has served as a Class I director since the closing of the business combination in March 2021. Mr. Wygod previously served as a Manager of Medical Outcomes Research Analytics, LLC, or MOR, from August 2019 until February 2021. Mr. Wygod served as Executive Chairman of WebMD Health Corp from May 2005 to September 2017, when WebMD was sold for $2.8 billion to Internet Brands, a KKR portfolio company. Mr. Wygod also served as Chairman of the Board of HLTH Corporation from March 2001 to October 2009 when the merger of HLTH Corporation and WebMD Health Corporation was completed.

Mr. Wygod has been the founder, director or executive officer of several other successful public companies including, but not limited to, Medco Containment Services, Porex Technologies, Medical Marketing Group, Emdeon and CareInsite. Mr. Wygod is also engaged in the business of racing and breeding thoroughbred horses.
Mr. Wygod’s qualifications for membership on our Board include his prior service as a director of MOR, and his predecessor companies and as an executive officer and director of other companies in the healthcare industry.
Continuing Directors
Name	Director Since	Age	Independent	Position	Board Committees
					Audit	Compensation	Nominating
Mark J. Adler, M.D.	2021	65	✔	Director		✔
Ian G. Banwell	2021	58	✔	Director	✔	✔
Daniel Barton	2021	57		Chief Executive Officer and Director
Adam Dublin	2021	56		Chief Strategy Officer and Director
Jennifer Hajj	2021	38	✔	Director			✔
Shahir Kassam-Adams	2021	62	✔	Director	✔		✔
Alyssa Varadhan	2021	42	✔	Director			✔
Max Wygod	2021	34		Executive Chairman
Mark J. Adler, M.D. has served as a Class II director since the closing of the business combination in March 2021. Prior to that time, Mr. Adler was a member of WebMD’s Board of Directors from 2000 to 2017. Since 2014, Dr. Adler has also served as Strategic Advisor to, and as a member of the Scientific Advisory Board of, Biological Dynamics, Inc., a privately held biotechnology company, and is currently the Chairman of that Scientific Advisor Board. He is also currently a director of the San Diego Cancer Research Institute. From February 2011 until February 2014, Dr. Adler served as Director of Strategic Development for UC San Diego Oncology. Dr. Adler, an oncologist, was a co-founder of the San Diego Cancer Center and served for over 10 years as its Chief Executive Officer until February 2011. Until April 2006, Dr. Adler had served, for more than five years, as the Chief Executive Officer of the combined internal medicine and oncology group of Medical Group of North County in San Diego, California.
Dr. Adler’s qualifications for membership on our Board include his many years of experience as a physician and an executive of a physician practice, his involvement with early-stage biotechnology companies and his prior service as a director of public companies.
Ian G. Banwell has served as a Class III director since the closing of the business combination in March 2021. Mr. Banwell is currently the Chief Financial Officer at Hamburg Commercial Bank AG, where Mr. Banwell has worked since April 2019. Hamburg Commercial Bank AG provides banking services for higher-end medium-sized companies and financing for real estate projects. From April 2018 to March 2019, Mr. Banwell was a Senior Managing Director at Cerebus Operations and Advisory Company LLC. Mr. Banwell was Chief Investment Officer of Bank of America from 2000 to 2007. He left Bank of America in 2007 to start Round Table Investment Management and was its CEO until 2015. He is currently Managing Partner of Aberdeen Enterprises, LLC, a company focused on producing and investing in a variety of intellectual property and content. Mr. Banwell also served as a member of the U.S. Treasury’s Borrowing Advisory Committee from 2001 to 2012 and as its Chairman in 2005 and 2006.
Mr. Banwell’s qualifications for membership on our Board include his experience as an investment professional, his experience managing an investment firm and his experience as a senior executive at a large financial institution.
Daniel Barton has been our Chief Executive Officer and a Class II director since the closing of the business combination in March 2021. Prior to the closing of the business combination, Mr. Barton had served as Chief Executive Officer of MOR since 2020. Mr. Barton also served as Chief Executive Officer of COR Analytics LLC, a subsidiary of MOR since September of 2019. Prior to joining MOR, from 2011 to 2019, Daniel served in various roles at IQVIA and most recently was Vice President & General Manager, U.S. Healthcare Solutions and Contract Sales/Medical Solutions for IQVIA. In the Healthcare Solutions role, he was responsible for leading information services, analytics, professional services and technology solutions for the world’s largest healthcare information and analytics business focused on the pharmaceutical, payer, provider, medical device and government segments. From 2009 to 2011, Mr. Barton held various positions at SDI Health LLC, a market leader in creating privacy-compliant longitudinal patient data that specialized in providing advanced analytics to the life science industry. At SDI, Daniel led the Patient Analytics practice. Before SDI, Daniel spent 18 years at GlaxoSmithKline (GSK), where he was Vice President of Data Management, responsible for information management and commercial analytics supporting the North American Pharmaceutical Division. Daniel also spent time in a variety of other roles at GSK, including brand management, field sales, and commercial operations. Daniel received a B.A. from the University of Scranton.
Mr. Barton’s qualifications for membership on our Board include the perspective and experience he brings as our Chief Executive Officer and diverse industry knowledge.
Adam Dublin has served as Chief Strategy Officer and a Class III director since the closing of the business combination in March 2021. Prior to the closing of the business combination, Mr. Dublin was co-founder of MOR and served as its Chief Strategy Officer since founding MOR. Mr. Dublin is a seasoned entrepreneur and senior executive with extensive strategy, business development, and operating expertise in healthcare information and technology. He was responsible for developing MOR’s strategy, data acquisition, partnership development and acquisitions and he has over 30 years of experience in creating innovative businesses. Prior to its 2017 $2.8 billion sale to Internet Brands, a KKR portfolio company, Adam was on the executive leadership team of WebMD as Senior Vice President, Strategy and Analytics. In that role, he was responsible for developing the company’s marketing science platform, including the development of one of the world’s largest healthcare customer databases, linking patient, consumer demographic, and online behavioral data in a HIPAA-compliant manner. Previously, he was Vice President, Strategy and Corporate Development for IMS Health, among the world’s largest healthcare information providers (now IQVIA), following its 2011 acquisition of SDI Health, where Adam was the Chief Strategy Officer. SDI Health was a recognized leader in longitudinal patient data prior to its acquisition by IMS health in 2011. Adam’s track record at SDI included multiple strategic acquisitions that enabled the company to continuously drive growth resulting in the company, eventually becoming the third-largest pharmaceutical informatics concern in the U.S. At SDI, he patented encryption and de-identification technologies that enabled the linkage of patient databases in a HIPAA-compliant fashion to create one of the first and largest Real World Evidence platforms supporting health economics and outcomes research. Prior to SDI, he was Senior Vice President Corporate Key Accounts for NDCHealth, one of the nation’s largest healthcare IT concerns and the nation’s second-largest pharmaceutical informatics business. He had P&L for NDC’s wholesale data businesses, commercializing data assets to multiple industries and creating new lines of business in payer analytics, benefits administration, underwriting and consumer analytics. Prior to NDCHealth, he was an executive with several healthcare analytics firms. Adam received a B.A. from the University of Iowa and an M.A. from Northwestern University.
Mr. Dublin’s qualifications for membership on our Board include the perspective and experience he brings as a co-founder of MOR and predecessor data analytics companies.
Jennifer Hajj has served as a Class II director since the closing of the business combination. Ms. Hajj has been the Head of Partnerships at Galileo Inc. since March 2019. Galileo is a privately-held healthtech startup that enables the doctor-patient relationship. From May 2006 to February 2019, Ms. Hajj served as a senior expert on New York State Medicaid policy and government programs across Sachs Policy Group’s (SPG) client base and led SPG’s innovation practice. Ms. Hajj joined SPG in 2006 and consulted with a diverse set of clients including hospitals, long-term care systems, physician groups, health and human service agencies, health plans, tech-enabled companies, and startups. Areas of specialization included public policy, strategic planning, program design, reimbursement, regulatory environments, technology, and implementation. Subject matter expertise included, but was not limited to: Medicaid, DSRIP, managed care, value-based payments, behavioral health, long-term care, vulnerable populations, and social determinants of health. In 2013, Ms. Hajj led the firm’s expansion to digital health and innovation. She led SPG’s innovation practice and actively advised and mentored several health care startups and entrepreneurs. Her expertise included strategy, product development, market dynamics, business development, partnerships, regulatory environments, and public policy. Ms. Hajj received her B.A. in public health studies with departmental honors distinction from the Johns Hopkins University, her M.P.H. from Columbia University Mailman School of Public Health, and her M.B.A. from Columbia Business School.
Ms. Hajj’s qualifications for membership on our Board include her experience as a director and advisor of other companies in various aspects of the healthcare industry and her experience as an expert in public health and healthcare strategy.

Shahir Kassam-Adams has served as a Class II director since the closing of the business combination in March 2021. Mr. Kassam-Adams was a co-Founder and Chief Executive Officer of Universal Patient Key, which now a part of Datavant. Mr. Kassam-Adams has been an operator or early investor in multiple healthcare technology-enabled startups and companies including Aileron Solutions, Social Safeguard, TGaS, Decision Resources Group, and Thomson Reuters Scientific & Healthcare. Since 2018, Mr. Kassam-Adams served as Chief Strategy Officer and then led corporate development. He serves on the board of directors of Pleio Inc., a leading provider of patient engagement and medication adherence programs, and on the Advisory Board of VUCA Health. VUCA Health is a gateway to patient engagement, serving as an on-demand extension of pharmacists and other healthcare providers. Previously, Mr. Kassam-Adams various healthcare and healthcare analytic companies. From 2007 to 2013, Mr. Kassam-Adams had several roles with Decision Resources Group, including as a member of its board of directors, President and Chief Strategy Officer. From 2002 to 2017, Mr. Kassam-Adams served as Executive Vice President and Chief Strategy Officer of Thomson Healthcare, a Thomson Reuters company. Shahir has an MS in Computer Science from Johns Hopkins and an MBA from Wharton.
Mr. Kassam-Adams’ qualifications for membership on our Board include his experience as an operator and early investor in multiple healthcare technology-enabled startups and companies and his healthcare business development professional experience.
Alyssa F. Varadhan has served as a Class III director since the closing of the business combination in March 2021. Ms. Varadhan is currently Vice President at Delos Living, LLC, the pioneer of wellness real estate. At Delos, Ms. Varadhan focuses on capital markets initiatives, strategic partnerships, investor relations and business development opportunities across residential, hotel, commercial and technology platforms creating innovative solutions focused on health and wellness within the built environment. She started her career at Goldman Sachs and served in various roles within the Securities Divisions from 2002 to 2018. Ms. Varadhan was a Managing Director in Client Relationship Management and Strategy at Goldman Sachs. Ms. Varadhan also served on the Board of Visitors for the Pratt School of Engineering at Duke University for 8 years. Ms. Varadhan graduated from Duke University with BSc degrees in Biomedical Engineering and Electrical Engineering.
Ms. Varadhan’s qualifications for membership on our Board include her experience as an investment professional, her capital markets and healthcare business development professional experience and her experience as a managing director at a large financial institution.
Max C. Wygod has served as a Class III director since the closing of the business combination in March 2021. Prior to the closing of the business combination, Max co-founded MOR in 2019 and served as a Manager of MOR until February 2021. Max is a healthcare executive and investor with experience investing, acquiring, and divesting public and private growth companies at the intersection of healthcare and information technology. Max led the investment strategy for Wygod & Co. LLC, a virtual family office dedicated to private and public investments in the healthcare industry. Previously, Max served as a Vice President of Business Development at WebMD Health, where he participated in facilitating its sale to Internet Brands, a KKR portfolio company in 2017. A seven-year veteran at WebMD, Max had various business development and operating roles that included, but are not limited to, WebMD’s strategic growth objectives through capital allocation, acquisitions, partnerships, joint ventures, commercial relationships, investments, and divestitures. Max received a B.A. from Duke University and an M.B.A. in Finance and Entrepreneurship from The Stern School at New York University.
Mr. Wygod’s qualifications for membership on our Board include the perspective and experience he brings as our co-founder and experience with predecessor data analytics companies.
Corporate Governance and Board Matters
Our Board is responsible for the supervision of our overall affairs. Our Board has established three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (the “Nominating Committee”). The Audit Committee, Compensation Committee and Nominating Committee operate under charters adopted by the Board that govern their responsibilities. Copies of each of these charters and our Code of Business Conduct and Ethics can be obtained free of charge from the Corporate Governance section of the Forian website at www.forian.com. All references to our website address are intended to be inactive textual references only and do not constitute incorporation by reference of the information contained at or available through our website. Each director attended at least 75% of the meetings of the Board and meetings of each committee on which they served during 2021. Directors are encouraged, but not required, to attend our annual stockholder meetings.
Director Independence
Our Board undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that Mark Adler, Ian Banwell, Jennifer Hajj, Shahir Kassam-Adams, Stanley Trotman, Alyssa Varadhan and Kristiina Vuori qualify as “independent directors” as defined by the Nasdaq listing rules. Daniel Barton, Adam Dublin, Martin Wygod and Max Wygod are not independent. Our Board also determined that each of the directors currently serving on the Audit Committee (i.e. Ian Banwell, Shahir Kassam-Adams and Stanley Trotman) and the Compensation Committee (i.e. Mark Adler, Ian Banwell, Stanley Trotman and Kristiina Vuori) satisfy the independence standards for audit committees and compensation committees, as applicable, established by SEC and Nasdaq listing rules.
Removal and Appointment of Directors
Our certificate of incorporation and bylaws provide that a director may be removed with or without cause by the holders of at least a majority of the voting power of the shares then entitled to vote at an election of directors. Under such certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by the vote of a majority of our directors then in office. Furthermore, such certificate of incorporation provides that the authorized number of directors may be changed only by a resolution adopted by the majority of our Board.
Role of the Board in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.
Board Committees
Audit Committee
The Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies;

•	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.
The members of our Audit Committee are Mr. Banwell, Mr. Trotman and Mr. Kassam-Adams. Mr. Banwell serves as the chairperson of the committee. All members of the Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. Our Board has determined that each of Mr. Banwell, Mr. Trotman and Mr. Kassam-Adams meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq rules. Our Board has determined that each of Mr. Banwell, Mr. Trotman and Mr. Kassam-Adams is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules.
Our Audit Committee met four times during our fiscal year ended December 31, 2021.
For information on audit fees, see “PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”
Compensation Committee
The Compensation Committee’s responsibilities include:
•	reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and other executive officers;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our Board with respect to director compensation; and
•	preparing the annual compensation committee report by SEC rules, to the extent required.
The members of our Compensation Committee are Dr. Adler, Mr. Banwell, Mr. Trotman and Dr. Vuori. Mr. Trotman serves as the chairperson of the Compensation Committee. Our Board has determined that each of Dr. Adler, Mr. Banwell, Mr. Trotman and Dr. Vuori is independent under the applicable Nasdaq rules, including the Nasdaq rules specific to membership on the Compensation Committee, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Our Compensation Committee did not meet during our fiscal year ended December 31, 2021.
Nominating Committee
The Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying individuals qualified to become Board members;
•	recommending to our Board the persons to be nominated for election as directors and to each Board committee;
•	developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•	overseeing a periodic evaluation of our Board.
The members of our Nominating Committee are Mr. Kassam-Adams, Ms. Hajj and Ms. Varadhan. Mr. Kassam-Adams serves as the chairperson of the Nominating Committee. Our Board has determined that Mr. Kassam-Adams, Ms. Hajj and Ms. Varadhan are independent under the applicable Nasdaq rules.
While the Nominating Committee does not have a formal diversity policy, the Nominating Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating Committee’s existing nominations process is designed to identify the best possible nominees for our Board, regardless of the nominee’s gender, racial background, religion or ethnicity. The Nominating Committee identifies candidates through a variety of means, including recommendations from members of our Board and suggestions from our management including our Chief Executive Officer. In addition, the Nominating Committee considers candidates recommended by third parties, including stockholders. The Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to our Secretary and giving the recommended candidate’s name, biographical data and qualifications. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, should be willing and able to contribute positively to the decision-making process of the Company, should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of our Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our Board should be strongly considered.
Our Nominating Committee did not meet during our fiscal year ended December 31, 2021.
Board Diversity
As presently constituted, our Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. The matrix below summarizes the self-identified gender and demographic background statistics for our Board. Each of the categories listed in the matrix below has the meaning given to it in Nasdaq Listing Rule 5605(f).
Board Diversity Matrix (As of April 26, 2022)
Total Number of Directors: 11
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latino	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the last completed fiscal year.
Stockholder Communications with our Board
Stockholders who wish to communicate directly with our Board, or with a particular director, may send a letter addressed to our Secretary at Forian Inc., 41 University Drive, Suite 400, Newtown, Pennsylvania 18940. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board

Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our directors and each of our employees, advisors and consultants. The Code of Business Conduct and Ethics outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. Each director and employee is required to read the Code of Business Conduct and Ethics annually. The Audit Committee is responsible for overseeing the Code of Business Conduct and Ethics and must approve any waivers of the Code of Business Conduct and Ethics for directors or employees. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website at www.forian.com.
Review and Approval of Transactions with Related Persons
Our Code of Business Conduct and Ethics includes the review, approval and ratification of related party transactions. Under the Code of Business Conduct and Ethics, our Audit Committee is responsible for reviewing and approving related party transactions, which includes all transactions, arrangements and relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the aggregate amount involved will, or may be expected to, exceed $120,000 with respect to any fiscal year, and in which we (or one of our subsidiaries) are a participant and in which a related party has or will have a direct or indirect material interest. In the course of reviewing potential related party transactions, our Audit Committee will consider the nature of the related party’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arm’s-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for us entering into the transaction with the related party; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the Audit Committee may deem relevant.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon.
In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2021 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements, with Marcum LLP, our independent registered public accounting firm for the year ended December 31, 2021. The Audit Committee has also received and reviewed the written disclosures and the letter from Marcum LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the independent registered public accounting firm’s independence from us) and has discussed with Marcum LLP their independence from us. We also considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
Audit Committee: Ian G. Banwell Stanley S. Trotman, Jr. Shahir Kassam-Adams
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS
The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 26, 2022 (except where otherwise noted) by:
•	each stockholder known by the Company to own beneficially more than 5% of our common stock;
•	each of our named executive officers (as that term is defined later in this Proxy Statement under the heading “EXECUTIVE COMPENSATION”);
•	each of our directors; and
•	all directors and executive officers as a group.
Percentage ownership in the following table is based on 32,626,714 shares of common stock outstanding as of April 26, 2022. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of common stock that may be acquired within 60 days of April 26, 2022 subject to options or other rights held by such person, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. These shares are not considered to be outstanding for computing the percentage ownership of any other person. Unless otherwise noted, the address of all listed stockholders is c/o Forian Inc., 41 University Drive, Suite 400, Newtown, PA 18940. To our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Named Executive Officers and Directors:
Mark J. Adler, M.D.(1)	36,333	*
Ian G. Banwell(2)	104,784	*
Daniel Barton(3)	747,080	2.3%
Adam Dublin	2,321,027	7.1%
Jennifer Hajj(4)	10,000	*
Shahir Kassam-Adams(5)	123,840	*
Edward Spaniel, Jr.(6)	2,542,382	7.8%
Stanley S. Trotman, Jr.(7)	131,250	*
Alyssa Varadhan(8)	5,000	*
Michael Vesey	—	*
Kristiina Vuori(9)	28,757	*
Martin J. Wygod(10)	3,056,780	9.2%
Max C. Wygod	1,075,523	3.3%
Directors and Executive Officers as a group (13 individuals)	10,182,756	30.6%
Beneficial Owners of more than 5% of our common stock:
Thomas Coleman(11)	1,910,147	5.9%
Phyllis Dublin(12)	1,831,526	5.6%
Larry N. Feinberg(13)	1,706,342	5.2%
Anthony Vuolo(14)	4,015,795	12.3%
*	Represents beneficial ownership of less than one percent (1%).
(1)	Includes (i) 32,583 shares of held by Dr. Adler and (ii) 3,750 shares issuable to Dr. Adler pursuant to an option exercisable within 60 days of April 26, 2022.
(2)
Includes (i) 1,250 shares held by Mr. Banwell; (ii) 99,784 shares held by Mr. Banwell’s spouse; and (iii) 3,750 shares issuable to Mr. Banwell pursuant to an option exercisable within 60 days of April 26, 2022.

(3)	Includes 239,996 shares of restricted stock over which Mr. Barton has voting power.
(4)	Includes (i) 1,250 shares held by Ms. Hajj; (ii) 5,000 shares held by Ms. Hajj’s spouse; and (iii) 3,750 shares issuable to Ms. Hajj pursuant to an option exercisable within 60 days of April 26, 2022.

(5)	Includes (i) 120,090 shares held by Mr. Kassam-Adams and (ii) 3,750 shares issuable to Mr. Kassam-Adams pursuant to an option exercisable within 60 days of April 26, 2022.
(6)
Includes (i) 590,546 shares held by Mr. Spaniel; (ii) 120,310 shares issuable to Mr. Spaniel pursuant to an option exercisable within 60 days of April 26, 2022; and (iii) 1,831,526 shares held by The Adam H. Dublin 2019 Family Trust of which Mr. Spaniel is co-trustee and has joint investment and dispositive power. Mr. Spaniel disclaims beneficial ownership of the shares held by The Adam H. Dublin 2019 Family Trust.

(7)	Includes (i) 127,500 shares held by Mr. Trotman and (ii) 3,750 shares issuable to Mr. Trotman pursuant to an option exercisable within 60 days of April 26, 2022.
(8)	Includes (i) 1,250 shares held by Ms. Varadhan and (ii) 3,750 shares issuable to Ms. Varadhan pursuant to an option exercisable within 60 days of April 26, 2022.
(9)	Includes (i) 25,007 shares held by Dr. Vuori and (ii) 3,750 shares issuable to Dr. Vuori pursuant to an option exercisable within 60 days of April 26, 2022.
(10)
Includes (i) 2,555,946 shares held by Mr. Wygod and (ii) 500,834 shares issuable to Mr. Wygod upon the conversion of a convertible note (excluding shares issuable upon conversion of the accrued interest on the convertible note) and the exercise of a warrant issued pursuant thereto, each exercisable within 60 days of April 26, 2022.

(11)
Based solely on the information included in the most recently available Schedule 13G filed with the SEC on February 14, 2022 by Thomas J. Coleman (“Coleman”). The address for Coleman listed in the Schedule 13G is 55 Railroad Avenue, 2nd Floor, Greenwich, Connecticut 06830.

(12)	These shares are held by The Adam H. Dublin 2019 Family Trust of which Ms. Dublin is co-trustee and has joint investment and dispositive power.
(13)
Based solely on the information included in the most recently available Schedule 13G filed with the SEC on April 14, 2022 by Larry N. Feinberg. Aggregate amount for Mr. Feinberg includes 164,337 shares held by Mr. Feinberg, 237,580 shares held by Oracle Ten Fund Master, L.P. (“Ten Fund”), 28,000 shares held by Oracle Investment Management, Inc. Employees’ Retirement Plan (the “Retirement Plan”), 7,200 shares held by The Feinberg Family Foundation (the “Foundation”), 1,102,695 shares held by Oracle Partners, L.P. (“Partners”), and 166,530 shares held by Oracle Institutional Partners, L.P. (“Institutional Partners”). Mr. Feinberg reported shared voting and dispositive power with respect to 1,706,342 shares of our common stock. Mr. Feinberg serves as the managing member of Oracle Associates, LLC, the general partner of Ten Fund, Partners and Institutional Partners, and accordingly, may be deemed to be the indirect beneficial owner of the shares beneficially owned by Ten Fund, Partners and Institutional Partners. Mr. Feinberg is the sole shareholder, director and president of Oracle Investment Management, Inc., which serves as investment manager to Ten Fund and the Retirement Plan, and accordingly, may be deemed to be the beneficial owner of the shares beneficially owned by Ten Fund and the Retirement Plan. Mr. Feinberg is the trustee of the Foundation, and accordingly may be deemed to be the beneficial owner of the shares beneficially owned by the Foundation. Mr. Feinberg disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The address of the principal business office of such reporting persons is 77 W. Putnam Avenue, Greenwich, Connecticut 06830.

(14)
Includes (i) 370,396 shares held directly by Mr. Vuolo and (ii) 3,645,399 shares held by the Max Wygod Family Dynasty Trust of which Mr. Vuolo is trustee and has sole investment and dispositive power. Mr. Vuolo disclaims beneficial ownership of the shares held by the Max Wygod Family Dynasty Trust.

EXECUTIVE OFFICERS
The following are biographical summaries of our executive officers and their ages:
Name	Age	Position
Max Wygod	34	Executive Chairman
Daniel Barton	57	Chief Executive Officer and Director
Adam Dublin	56	Chief Strategy Officer and Director
Edward Spaniel, Jr.	52	Executive Vice President, General Counsel and Secretary
Michael Vesey	60	Chief Financial Officer
Max Wygod has served as our Executive Chairman since the closing of the business combination in March 2021. Please refer to the “BOARD OF DIRECTORS” section in this Proxy Statement above for Mr. Wygod’s biographical information.
Daniel Barton has served as our Chief Executive Officer since the closing of the business combination in March 2021. Please refer to the “BOARD OF DIRECTORS” section in this Proxy Statement above for Mr. Barton’s biographical information.
Adam Dublin has served as our Chief Strategy Officer since the closing of the business combination in March 2021. Please refer to the “BOARD OF DIRECTORS” section in this Proxy Statement above for Mr. Dublin’s biographical information.
Edward Spaniel, Jr. has been our Executive Vice President, General Counsel and Secretary since the closing of our business combination in March 2021. Mr. Spaniel previously served as the Senior Vice President, Corporate Development and General Counsel of Edmunds GovTech, Inc., an enterprise resource planning software provider within the local government sector, from September 2019 until February 2021. Prior to joining Edmunds GovTech, Ed was the Senior Vice President, Corporate Development and General Counsel of SICOM Systems, Inc., an enterprise resource planning and point of sale software provider within the restaurant technology sector, from 2016 until its sale to Global Payments Inc. in 2018. Between 2010 and 2016, Ed managed legal affairs across the Americas for SDI Health, LLC, a healthcare analytics provider, and then IMS Health Inc. (now IQVIA) after its acquisition of SDI Health in 2011. Prior to SDI Health, Ed was a corporate attorney at Blank Rome LLP in Philadelphia for 14 years, where his practice focused principally on private and public healthcare and technology companies. Ed received a B.A. from the University of Virginia and a Juris Doctor from the University of Virginia School of Law.
Michael Vesey has been our Chief Financial Officer since September 2021. Mr. Vesey previously served as the Chief Financial Officer of Wayside Technology (Nadaq:WSTG), an international technology solutions provider/distributor of cyber security, software and technology products, from 2016-2021. Prior to joining Wayside Technology, Mr. Vesey was the Chief Financial Officer of Majesco Entertainment Company, an international publisher and marketer of digital entertainment software products, from 2011 to 2016 and was the Chief Accounting Officer from 2006 to 2011 prior to his appointment to Chief Financial Officer. Mr. Vesey holds a B.B.A. from Pace University and earned a Master of Finance from Penn State University. Mr. Vesey is a Certified Public Accountant.

EXECUTIVE COMPENSATION
2021 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2021 and 2020:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Dan Barton Chief Executive Officer	2021	207,386	—	—	—	207,386
	2020	309,577	87,500	5,145	—	402,222

Edward Spaniel, Jr.(2) EVP, General Counsel and Sec.	2021	250,000	75,000	1,218,000	4,444,211	5,987,211
	2020	—	—	—	—	—

Michael Vesey(3) Chief Financial Officer	2021	98,864	50,000	424,800	3,194,157	3,767,821
	2020	—	—	—	—	—
(1)
The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See Note 12 of the Notes to our Consolidated Financial Statements included in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(2)	Mr. Spaniel’s employment with the Company commenced on March 1, 2021.
(3)	Mr. Vesey’s employment with the Company commenced on September 2, 2021.
Employment Arrangements
Barton Employment Agreement
On August 1, 2019, we entered into an employment agreement with Mr. Barton setting forth the terms of his employment as our Chief Executive Officer. Pursuant to the agreement, Mr. Barton is entitled to an annual base salary of $250,000, which amount is subject to annual review by and at the sole discretion of our Board or our Compensation Committee. Mr. Barton is eligible to receive an annual cash bonus equal to or exceeding 35% of his base salary, provided that he achieves performance targets determined by our Board or our Compensation Committee. Mr. Barton also received a grant of profits interest in MOR equal to 4% of outstanding units of MOR, which was subsequently exchanged for restricted common stock of the Company in connection with the business combination transaction in March 2021.
The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee; (ii) upon disability; (iii) for Cause (as defined in the agreement); (iv) with Good Reason (as defined in the agreement) or without Cause; or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to twelve months of base salary and any cash bonus earned but unpaid upon termination by Mr. Barton for Good Reason or by us without Cause, with restrictive covenants applicable for a corresponding period after termination.
Spaniel Employment Agreement
On March 1, 2021, we entered into an employment agreement with Mr. Spaniel setting forth the terms of his employment as our Executive Vice President, General Counsel and Secretary. Pursuant to the agreement, Mr. Spaniel is entitled to an annual base salary of $300,000, which amount is subject to annual review by and at the sole discretion of our Board or our Compensation Committee. Mr. Spaniel is eligible to receive an annual cash bonus equal to or exceeding 30% of his base salary, provided that he achieves performance targets determined by our Board or our Compensation Committee. Under the employment agreement, Mr. Spaniel also received a grant of 100,000 restricted stock units, which vest in four equal annual installments beginning on March 1, 2022, and 385,000 non-qualified stock options to purchase common stock of the Company, which vests twenty-five percent on March 1, 2022 and seventy-five percent shall vest in thirty-six equal monthly installments thereafter.

The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee; (ii) upon disability; (iii) for Cause (as defined in the agreement); (iv) with Good Reason (as defined in the agreement) or without Cause; or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to twelve months of base salary and any cash bonus earned but unpaid upon termination by Mr. Spaniel for Good Reason or by us without Cause, with restrictive covenants applicable for a corresponding period after termination.
Vesey Employment Agreement
On September 2, 2021, we entered into an employment agreement with Mr. Vesey setting forth the terms of his employment as our Chief Financial Officer. Pursuant to the agreement, Mr. Vesey is entitled to an annual base salary of $300,000, which amount is subject to annual review by and at the sole discretion of our Board or our Compensation Committee. Mr. Vesey is eligible to receive an annual cash bonus equal to or exceeding 50% of his base salary, provided that he achieves performance targets determined by our Board or our Compensation Committee. Under the employment agreement, Mr. Vesey also received a grant of 40,000 restricted stock units, which vest in four equal annual installments beginning on September 2, 2022, and 350,000 non-qualified stock options to purchase common stock of the Company, which vests twenty-five percent on September 2, 2022 and seventy-five percent shall vest in twelve equal quarterly installments thereafter.
The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee; (ii) upon disability; (iii) for Cause (as defined in the agreement); (iv) with Good Reason (as defined in the agreement) or without Cause; or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to twelve months of base salary and any cash bonus earned but unpaid upon termination by Mr. Vesey for Good Reason or by us without Cause, with restrictive covenants applicable for a corresponding period after termination.
Bonuses
Each of Messrs. Barton, Spaniel and Vesey participated in an annual cash bonus program for 2021 and received the following cash bonus payments: Mr. Barton received no bonus; Mr. Spaniel received $75,000 and Mr. Vesey received $50,000.
Mr. Barton participated in an annual cash bonus program for 2020 and received $87,500. Messrs. Spaniel and Vesey were not employed by the Company in 2020.
Equity Compensation
Equity compensation includes stock option grants and other types of equity awards within the terms of our 2020 Equity Incentive Plan. For a summary of the 2020 Equity Incentive Plan, please see “PROPOSAL 2: AMENDMENT OF 2020 EQUITY INCENTIVE PLAN – Summary of 2020 Plan.”

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not vested ($)
Dan Barton	3/4/21	—	—	—	—	279,998(1)	2,525,582
Edward Spaniel, Jr.	3/5/21	—	385,000(2)	12.18	3/5/31	100,000(3)	902,000
Michael Vesey	9/2/21	—	350,000(4)	10.62	9/2/31	40,000(5)	360,800
(1)
On March 2, 2021, in connection with the closing of the business combination and in exchange for previously held options and profits interests in MOR, Mr. Barton received 413,338 shares of restricted stock which vest in thirty-one equal monthly installments commencing on March 30, 2021.

(2)	On March 5, 2021, Mr. Spaniel was granted an option to purchase 385,000 shares of common stock which vests 25% on March 1, 2022 and 75% in thirty-six equal monthly installments thereafter.
(3)	On March 5, 2021, Mr. Spaniel was granted 100,000 restricted stock units which vest in four equal annual installments beginning on March 1, 2022.
(4)	On September 2, 2021, Mr. Vesey was granted an option to purchase 350,000 shares of common stock which vests 25% on September 2, 2022 and 75% in twelve equal quarterly installments thereafter.
(5)	On September 2, 2021, Mr. Vesey was granted 100,000 restricted stock units which vest in four equal annual installments beginning on September 2, 2022.
Other Compensation
Employee Healthcare Benefits
We offer healthcare benefits to our full-time employees through an individual coverage health reimbursement arrangement.
401(k) Plan
We maintain a defined contribution 401(k) retirement plan for all full-time employees. We have not matched any contributions made by employees to the 401(k) plan.

DIRECTOR COMPENSATION
Directors who are also our employees do not receive compensation for their service on our Board. Historically, our non-employee directors have not received compensation for their service on our Board other than equity compensation.
During our fiscal years ended December 31, 2021, we paid only equity compensation to our directors. The following table sets forth information concerning compensation for services rendered by our directors (other than our Executive Chairman, Chief Executive Officer and Chief Strategy Officer who are also members of the Board) for the fiscal year ended December 31, 2021:
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total Compensation ($)
Mark J. Adler, M.D.	—	60,900	173,657	234,557
Ian G. Banwell	—	60,900	173,657	234,557
Jennifer Hajj	—	60,900	173,657	234,557
Shahir Kassam-Adams	—	60,900	173,657	234,557
Scott Ogur(2)	—	—	—	—
Stanley S. Trotman, Jr.	—	60,900	173,657	234,557
Alyssa F. Varadhan	—	60,900	173,657	234,557
Kristiina Vuori, M.D., Ph.D.	—	60,900	173,657	234,557
Martin Wygod	—	—	—	—
(1)
The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See Note 12 of the Notes to our Consolidated Financial Statements included in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the directors upon sale of the underlying securities.

(2)	Mr. Ogur resigned as a director effective December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2020, to which we have been a party, in which the amount involved in the transaction or series of related transactions exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our common stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under “EXECUTIVE COMPENSATION” and “DIRECTOR COMPENSATION.”
Our Audit Committee is responsible for the review, approval and ratification of related person transactions. The Audit Committee will review these transactions under our Code of Business Conduct and Ethics, which will govern conflicts of interests, among other matters, and will be applicable to our employees, officers and directors. See “BOARD OF DIRECTORS – Board Committees – Audit Committee” for additional information regarding related-party transactions.
Dublin Consulting Agreement
Adam Dublin, Chief Strategy Officer, was previously a consultant for a current vendor of Forian. Mr. Dublin’s consultancy with the vendor ended on December 11, 2020 and the parties have not agreed to renew the agreement. Pursuant to Mr. Dublin’s consulting agreement with the vendor, Mr. Dublin received payments from the vendor for the years ended December 31, 2021 and 2020 of $419,736 and $302,000, respectively.
April 2021 Equity Financing
On April 16, 2021, we raised gross proceeds of $12,000,000 resulting from the sale of 1,191,743 shares of our common stock to a select group of institutional and accredited investors, which included the following:
Name	Title	Number of Shares Purchased	Price Per Share	Aggregate Purchase Price
Mark J. Adler, M.D.	Director	8,826	$11.33	$99,998.58
Adam Dublin	Chief Strategy Officer and Director	8,827	$11.33	$100,009.91
Stanley S. Trotman, Jr.	Director	50,000	$11.33	$566,500.00
Martin Wygod	Director	448,677	$11.33	$5,083,510.41
Max Wygod	Executive Chairman	44,131	$11.33	$500,004.23
September 2021 Convertible Note Financing
On September 1, 2021, we issued at 100% of par value $24,000,000 in aggregate principal balance of 3.5% Convertible Promissory Notes due 2025 (the “Notes”) convertible into (i) shares of our common stock, and (ii) warrants to purchase shares of our common stock equal to 20% of the principal amount of the Notes divided by the conversion price to a select group of institutional and accredited investors, which included Martin Wygod, a director, who purchased $6,000,000 of the Notes.
Scott Ogur Special Advisor Agreement
On January 26, 2021, we entered into a Special Advisor Agreement with Scott Ogur, a former director who resigned effective December 31, 2021, pursuant to which Mr. Ogur agreed to provide certain advisory services effective upon the closing of the business combination. In accordance with the Special Advisor Agreement, during 2021, Mr. Ogur received cash fees of $223,513 and was granted a nonqualified stock option to acquire 732,332 shares of our common stock with an exercise price of $15.61, of which twenty-five percent vested on March 3, 2022 and seventy-five percent vests in thirty-six equal monthly installments thereafter. The Special Advisor Agreement expired on March 2, 2022, after which Mr. Ogur provided no further advisory services. Pursuant to a Release Agreement between us and Mr. Ogur dated March 2, 2022 (the “Release Agreement”), we agreed (i) that portion of the option with respect to 183,083 shares of our common stock vested on March 3, 2022 and (ii) that portion of the option with respect to 15,257 shares of our common stock will continue to vest monthly through March 2, 2023 (up to a maximum of 183,083 shares of our common stock), all of which shares will remain outstanding and able to be exercised until June 2, 2023, subject to Mr. Ogur’s continued compliance with the terms and conditions of the Release Agreement and certain other agreements between us and Mr. Ogur. Pursuant to the Release Agreement, Mr. Ogur also received a cash performance fee in the amount of $40,500 in March 2022.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders will vote on the election of three Class I director nominees named in this Proxy Statement as directors, each to serve until our 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Stanley S. Trotman, Jr., Kristiina Vuori, M.D., Ph.D. and Martin Wygod for election to the Board at the Annual Meeting.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for their replacement.
Recommendation of our Board
Our Board unanimously recommends that stockholders vote “FOR” with respect to the election of Stanley S. Trotman, Jr., Kristiina Vuori, M.D., Ph.D. and Martin Wygod to our Board as Class I directors.

PROPOSAL 2: AMENDMENT OF 2020 EQUITY INCENTIVE PLAN
Background
Upon the closing of our business combination on March 2, 2021, we adopted the 2020 Equity Incentive Plan (the “Plan”). The Plan provides for grants of stock options, stock awards and other equity-based awards. Our directors, officers and consultants are eligible to receive grants under the Plan. Under the Plan, 4,000,000 shares are authorized to be issued. As of April 22, 2022, a total of 3,058,632 equity-based awards had been issued under the Plan, and 941,368 shares remained available for the future grant of equity-based awards under the Plan. At this time, we estimate that the Plan does not have enough shares reserved to provide for equity incentive grants through the fiscal year ending December 31, 2022. Since our ability to grant equity incentive compensation to eligible individuals is an integral part of our compensation practices, we are requesting stockholder approval to add 2,400,000 shares to the Plan’s share reserve so that we may continue to grant awards during and after the fiscal year ending December 31, 2022.
Summary of the Proposal
We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee stock incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes.
In March 2022, our Board adopted an amendment to the Plan, which is attached hereto as Annex A, subject to approval by our stockholders at our 2022 Annual Meeting, that increases by 2,400,000 the aggregate maximum number of shares that may be issued under the Plan, so that the new total number of shares authorized for issuance under the Plan would be 6,400,000 shares.
We believe that increasing the shares reserved for issuance under the Plan is necessary for us to continue to offer a competitive equity incentive program. If the stockholders do not approve the proposed share increase, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and recruit qualified new hires. This could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we were unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent. This could have a significant effect upon our quarterly results of operations and balance sheet and not be competitive with other companies that offer equity.
Our Board believes that the Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, our Board urges you to vote to approve the amendment to the Plan.
New Plan Benefits
The benefits that will be awarded or paid under the Plan, as amended, are not currently determinable. Such awards are within the discretion of the Board or a committee established by the Board, and the Board has not determined future awards or who might receive them.
Summary of the 2020 Plan
The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which was filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the SEC on March 5, 2021, and is incorporated herein by reference, the first amendment to the Plan, which is attached hereto as Annex A.
The purpose of the Plan is to encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
Administration. The Plan is administered by the Board or a committee appointed by the Board. The Board has the sole authority to (i) determine the individuals to whom grants shall be made under the Plan,

(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.
Available shares. The aggregate number of shares of our common stock that may be issued pursuant to awards under the Plan is 6,400,000 shares. If grants of stock options or stock awards under the Plan or our prior equity incentive plan are canceled or forfeited, the shares subject to such grants will again be available under the Plan. The maximum aggregate number of shares that may be subject to grants to any individual in any calendar year is 2,000,000 shares.
If there is any change in the number or kind of shares of our stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding stock as a class without the receipt of consideration, or if the value of outstanding shares of our stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of shares of our stock available for grants under the Plan, the maximum number of shares of our stock that any individual participating in this Plan may be granted in any year, the number of shares covered by outstanding grants, the kind of shares issued under this Plan, and the price per share of such grants shall be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of our stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.
Eligibility for participation. Members of our Board, as well as our employees, consultants and advisors will be eligible to receive awards under the Plan.
Award agreements. Awards granted under the Plan are evidenced by award agreements, which need not be identical, and that provide additional terms, conditions, restrictions or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a Change in Control (as defined in the Plan) or conditions regarding the participant’s employment, as determined by the committee.
Stock options. The committee may grant nonqualified stock options to any individuals eligible to participate in the Plan and incentive stock options to purchase shares of our common stock only to eligible employees. The committee will determine: (i) the number of shares of our common stock subject to each option; (ii) the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10.0% or greater stockholder; (iii) the exercise price; (iv) the vesting schedule, if any and (v) the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a 10.0% or greater stockholder, 110.0% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the committee at the time of grant and the exercisability of such options may be accelerated by the committee.
Stock awards. The Board may issue shares of our stock to an employee, non-employee director or advisor under a stock award, upon such terms as the Board deems appropriate. Shares of our stock issued pursuant to stock awards may be issued for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on stock awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate.
Stock units. The Board may grant stock units representing one or more shares of our stock to an employee, non-employee director or advisor, upon such terms and conditions as the Board deems appropriate; provided, however, that all such grants shall comply with section 409A of the U.S. Internal Revenue Code (the “Code”).
Stock appreciation rights. The Board may grant stock appreciation rights to an employee, non-employee director or advisor separately or in tandem with any option. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our stock between the date of grant and the exercise date. The Board shall establish the base amount of the stock appreciation right at the time of grant. The base amount of each stock appreciation right shall not be less than the fair market value of a share of our stock on the date of grant.
Other equity awards. The Board may grant other equity awards, which are awards that are based on, measured by or payable in our stock, to an employee, non-employee director or advisor, on such terms and conditions as the Board shall determine. Other equity awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, our stock or any combination of the two, as the Board shall determine.
Change in control. Upon a change of control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), the Board may take any of the following actions with respect to any or all outstanding grants: the Board may (i) determine that outstanding options shall accelerate and become exercisable, or stock awards shall vest and be payable, in whole or in part, (ii) determine that all outstanding options that are not exercised shall be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding stock awards shall be converted to stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation), (iii) require that grantees surrender their outstanding options in exchange for payment by us, in cash or stock as determined by the Board, in an amount equal to the amount by which the then fair market value of the shares of our stock subject to the grantee’s unexercised options exceeds the exercise price of the options, or (iv) after giving grantees an opportunity to exercise their outstanding options, terminate any or all unexercised options at such time as the Board deems appropriate. Such assumption, surrender or termination shall take place as of the date of the change of control or such other date as the Board may specify.
As used in the Plan, a “Change of Control” shall mean:
•
any merger or consolidation in which our voting securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different; from the person holding those securities immediately prior to such transaction and the composition of the board following such transaction is such that our directors prior to the transaction constitute less than 50% of the board membership following the transaction;

•
any acquisition, directly or indirectly, by a person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of our voting securities possessing more than 50% of the total combined voting power of our outstanding securities; provided, however, that, no Change of Control will be deemed to occur by reason of the acquisition of shares of our capital stock by an investor in us in a capital-raising transaction;

•
any acquisition, directly or indirectly, by a person or related group of persons of the right to appoint a majority of our directors or otherwise directly or indirectly control our management, affairs and business;

•	any sale or other disposition of all or substantially all of our assets; or
•	a complete liquidation or dissolution of us.
The term “transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntarily and whether or not for value, and including without limitation any merger or amalgamation and any agreement to effect any of the foregoing.
Stockholder rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.
Amendment and termination. Notwithstanding any other provision of the Plan, our Board may at any time amend any or all of the provisions of the Plan. The term of the Plan is 10 years, unless earlier terminated by the Board or extended by the Board with the approval of the stockholders.

Transferability. Awards granted under the Plan generally will be nontransferable, other than by will or the laws of descent and distribution, except that the committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2020 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonqualified stock options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonqualified stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Unrestricted stock. Recipients of unrestricted stock will recognize ordinary income equal to the difference between the amount paid for such unrestricted stock and the fair market value of the unrestricted stock on the grant date. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares receives long or short-term capital gain or loss treatment depending on how long the stock has been held since the date such unrestricted stock was granted. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient so long as we withhold the appropriate taxes with respect to such income (if required), the recipient’s total compensation is deemed reasonable in amount, and subject to the limitations of Section 162(m) of the Code.
Stock appreciation rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Other stock-based awards. A participant generally will recognize no income upon the receipt of other stock-based awards that are unvested . Upon the vesting of such awards, participants normally will recognize ordinary income in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Equity Compensation Plan Information
The following table provides information about our equity compensation plans under which our common stock is authorized for issuance as of December 31, 2021:
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,046,973	$14.25	362,286
Equity compensation plans not approved by shareholders	350,000	$10.62	—
Recommendation of the Board
The Board recommends a vote “FOR” the amendment of the 2020 Equity Incentive Plan.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Marcum LLP audited our financial statements as of and for the years ended December 31, 2021 and 2020. The Audit Committee has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are submitting our selection of Marcum LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. We expect that one or more representatives of Marcum LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace Marcum LLP as our independent registered public accounting firm, and the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by the stockholders of the Company, the Audit Committee is not bound to retain the independent registered public accounting firm or to replace the independent registered public accounting firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the independent registered public accounting firm to be in the best interests of the Company.
Marcum LLP were initially appointed as our independent public accounting firm in 2020. The following table presents fees for professional services by Marcum LLP for the audit our financial statements for fiscal years 2021 and 2020 and fees billed for audit-related services, tax services and all other services for fiscal years 2021 and 2020:
	2021	2020
Audit Fees(1)	$628,195	$182,840
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	28,325	80,031
Total Fees	$656,520	$262,871
(1)
Audit Fees: Consists of fees billed for professional services rendered in connection with quarterly reviews and the audit of our financial statements as of and for the years ended December 31, 2021 and 2020.

(2)
All Other Fees: Consists of fees billed for professional services rendered in connection with registration statements and amendments thereto filed with the SEC relating to our business combination transaction.

All of the above services were approved by the Audit Committee. In accordance with the Sarbanes-Oxley Act of 2002, as amended, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our independent registered public accounting firm for such services.
Recommendation of the Board
The Board recommends a vote “FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2023
ANNUAL MEETING OF STOCKHOLDERS
Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2023 and intending to have such proposals included in our next proxy statement must send their proposals to our Secretary, in writing, at Forian Inc., 41 University Drive, Suite 400, Newtown, Pennsylvania 18940, pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting of Stockholders and must be received by us not earlier than December 29, 2022 and not later than January 28, 2023. If, however, the date of our 2023 Annual Meeting of Stockholders will be on or before May 16, 2023 or on or after July 15, 2023, then notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The dates referenced below with respect to proposing an item of business at our 2023 Annual Meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.
In addition, under our bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director nominee(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be in writing and received by our Secretary at our offices at Forian Inc., 41 University Drive, Suite 400, Newtown, Pennsylvania 18940. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2023 Annual Meeting:
•	no earlier than December 29, 2022; and
•	no later than January 28, 2023; or
•
if the 2023 Annual Meeting will be held be on or before May 16, 2023 or on or after July 15, 2023, then no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to the 2023 Annual Meeting and (B) the 10th day following the day on which notice of the date of the 2023 Annual Meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that our Board, or such person or persons requested by a majority of our Board to call special meetings, has determined that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that our Board, or such person or persons requested by a majority of our Board to call special meetings, as the case may be, has determined will be filled at such special meeting not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Any such notice must include all of the information required to be in such notice pursuant to our bylaws filed with the SEC.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received or written representations from reporting persons, we believe that during the year ended December 31, 2021 all Section 16(a) filing requirements were satisfied on a timely basis except that one Form 4, which reported the receipt of stock options and restricted stock units, was delinquently filed on behalf of Mr. Vesey.

ANNUAL REPORT
A copy of our Annual Report is available to our stockholders with this Proxy Statement as described in the Notice of Internet Availability of Proxy Materials. A paper copy can be requested at no charge by following the instructions in the Notice of Internet Availability of Proxy Materials.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write our Secretary, at Forian Inc., 41 University Drive, Suite 400, Newtown, Pennsylvania 18940.
If you want to receive separate copies of our Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Secretary, in writing, at the address listed above.
By Order of the Board of Directors,

Max Wygod Executive Chairman

ANNEX A
FORIAN INC.

FIRST AMENDMENT TO 2020 EQUITY INCENTIVE PLAN
This First Amendment (the “Amendment”) to the 2020 Equity Incentive Plan (the “Plan”) of Forian Inc., a Delaware corporation (the “Company”), is effective as of the date set forth below. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Plan.
Background
A. The Plan was established to provide designated individuals with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, stock units, stock appreciation rights and other equity-based awards.
B. Immediately prior to this Amendment, there are 4,000,000 shares of Company Stock authorized for issuance under the Plan.
C. The Company desires to amend the Plan to increase the number of shares authorized for issuance under the Plan by an additional 2,400,000 shares of Company Stock, each of which may be granted as Incentive Stock Options.
D. Section 15(a) of the Plan permits the Company’s Board of Directors to amend the Plan at any time, subject to approval by the Company’s stockholders, as applicable.
Amendment
1.	Shares Authorized. Section 3(a) of the Plan is hereby amended in its entirety to read as follows:
A.
Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued pursuant to Grants under this Plan is 6,400,000 shares, each of which may be granted as an Incentive Stock Option.

2.	General. The terms and conditions of Section 21 of the Plan shall apply to this Amendment and the Plan shall remain in full force and effect except as modified by this Amendment.
3.	Effective Date. This Amendment shall be effective on the date on which it is approved by the Company’s stockholders.
A-1

FORIAN INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FORA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83068-P73606

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORIAN INC.

The Board of Directors recommends you vote "FOR" each of the nominees for director and "FOR" Proposals 2 and 3.

1. To elect the following to serve as Class I directors until the annual meeting to be held in 2025 or until their successors are duly elected and qualified.

Nominees:	For	Withhold	Abstain
1a. Stanley S. Trotman, Jr.	☐	☐	☐
1b. Kristiina Vuori, M.D., Ph.D.	☐	☐	☐
1c. Martin Wygod	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D83069-P73606

FORIAN INC.
Annual Meeting of Shareholders
June 15, 2022 12:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Max Wygod and Daniel Barton, or either of them, with full power of substitution and power to act alone, as proxies and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Forian Inc. that the undersigned shareholder(s) would be entitled to vote if present and acting at the Annual Meeting of Shareholders of Forian Inc. to be held on Wednesday, June 15, 2022 at 12:00 PM Eastern Time via live webcast at www.virtualshareholdermeeting.com/FORA2022 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side